                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-3 of our reports dated July 17, 1995 (August 21, 1995 for Contingencies Note) appearing in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Seattle, Washington
February 21, 1996